[letterhead of Quest Diagnostics Incorporated]

Exhibit 10.1

May 6, 2010

SmithKline Beecham plc
980 Great West Road
Middlesex, TW8 9GS
Brentford England
Attention: General Counsel

SB Holdings Capital Inc.
One Franklin Plaza
Philadelphia, PA 19102
Attention: Secretary

Re:	Stockholders Agreement, dated as of August 16, 1999, between Quest Diagnostics Incorporated and SmithKlineBeecham plc, as amended

Dear Sir:

          Reference is made to the above-referenced Stockholders’ Agreement (the “Stockholders’ Agreement”) and capitalized terms used but not defined herein have the meanings ascribed to them in the Stockholders’ Agreement. This letter is a written confirmation that you and we have agreed that it is in the best interests of Quest Diagnostics’ shareholders to amend the Stockholders’ Agreement as described herein. Accordingly, Sections 4.01(a) and (b) of the Stockholders’ Agreement are hereby amended to replace the word “eleventh” with the word “twelfth” and to hereby read as follows:

“Section 4.01 STANDSTILL PERIOD. (a) The “STANDSTILL PERIOD” shall mean the period beginning on the Closing Date and continuing until the earlier of (i) the twelfth anniversary of the Closing Date and (ii) the date on which the Stockholder and its Affiliates, in the aggregate, beneficially own less than 10% of the outstanding Company Common Stock.

          (b) In the event the Standstill Period is discontinued pursuant to Section 4.01(a)(ii), the Standstill Period shall be reinstated if, prior to the occurrence of the event described in Section 4.01(a)(i), the Stockholder and its Affiliates, in the aggregate, beneficially own 10% or more of the outstanding Company Common Stock. Notwithstanding the foregoing, in no event shall the Standstill Period continue past the twelfth anniversary of the Closing Date.”

          The parties hereto agree that the provisions of the Stockholders’ Agreement other than those described above shall remain unchanged. Please confirm your agreement with the terms and conditions set forth herein by signing and returning to us a copy of this letter.

Sincerely yours,

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Robert F. O’Keef

	Name:	Robert F. O’Keef
	Title:	Vice President and Treasurer

Agreed and accepted (including for purposes of Section 4.02 of the Stockholders Agreement):

SMITHKLINE BEECHAM LIMITED

By:	/s/ V.A. Whyte

Print name: V.A. Whyte
Authorized Signatory: Assistant Secretary

SB HOLDINGS CAPITAL INC.

By:	/s/ William J. Mosher

Print name: William J. Mosher
Authorized Signatory